Exhibit 10.1

SEVENTH AMENDMENT TO LEASE AGREEMENT

THIS    SEVENTH    AMENDMENT    TO    LEASE    AGREEMENT    (this
“Amendment”) is entered into as of this 24th day O c t o b e r , 2013, by and between BIXBY TECHNOLOGY CENTER, LLC, a Delaware limited liability company (“Landlord”), and TIVO INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, WIX/NSJ Real Estate Limited Partnership (Landlord’s predecessor- in-interest), and Tenant entered into that certain Lease Agreement dated as of October 6, 1999, as previously amended by a First Amendment to Lease Agreement dated February 1, 2006; a Second Amendment to Lease Agreement dated May 15, 2009; a Third Amendment to Lease Agreement dated February 17, 2010; a Fourth Amendment to Lease Agreement dated as of January 25, 2011; a Fifth Amendment to Lease dated as of March 26, 2012; and a Sixth Amendment to Lease (the “Sixth Amendment”) dated as of March 26, 2013 (collectively, the “Existing Lease”), for certain premises located at (i) 2100 Gold Street, San Jose, California, (ii) 2130 Gold Street, San Jose, California, (iii) 2160 Gold Street, San Jose, California, and (iv) 2190 Gold Street, San Jose, California (collectively, the “Existing Premises”);

WHEREAS, pursuant to Section 3(c) of the Sixth Amendment, either Landlord or Tenant had the right to terminate the Existing Lease with respect to the portion of the Premises located on the second (2nd) floor of 2130 Gold Street, designated as Suite 250 and containing approximately 11,985 square feet and defined therein as the “Suite 250 Premises” upon ninety (90) days’ written notice (the “Termination Notice”), upon the terms and conditions set forth therein;

WHEREAS, on August 27, 2013, Tenant delivered to Landlord the Termination Notice notifying Landlord that it was terminating the Existing Lease with respect to the Suite 250 Premises as of November 25, 2013 (the “Termination Date”); and

WHEREAS, Landlord and Tenant wish to memorialize the termination of the Existing Lease with respect to the Suite 250 Premises on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.Incorporation of Recitals.    The    foregoing    recitals    are    hereby incorporated in this Amendment and made a part hereof by this reference.

2.Definitions. All capitalized terms not defined in this Amendment shall have the meaning ascribed to them in the Existing Lease, unless otherwise stated herein. In the event of a conflict between the provisions of the Existing Lease and the provisions of this Amendment, the provisions of this Amendment shall control, and all other provisions of the Existing Lease shall remain in full force and effect. The Existing Lease, as amended by this Amendment, shall hereinafter be referred to as the “Lease.”

3.Termination of Existing Lease with Respect to Suite 250 Premises. Landlord and Tenant hereby acknowledge and agree that (a) on or before 11:59 p.m. on the Termination Date, Tenant shall surrender and vacate the Suite 250 Premises and deliver possession thereof to Landlord in the condition required under the Section 10.2 of the Lease for surrender of the Premises, (b) all Rent in respect of the Suite 250 Premises, including but not limited to Monthly Base Rent, Tenant’s Share of Operating Expenses, Tax Expenses, Common Area Utility Costs and Utility Expenses, shall be paid and apportioned through and including the Termination Date, and (c) after the Termination Date, and provided Tenant complies with all of its obligations hereunder with respect to surrender of the Suite 250 Premises, neither party shall have any further rights, estates, liabilities or obligations under the Lease with respect to the Suite 250 Premises except those which were incurred, accrued or related to the period prior to the Termination Date. Nothing contained herein is intended to affect Tenant’s rights and obligations under the Lease with respect to any portion of the Existing Premises other than the Suite 250 Premises.

4.Ratification of Existing Lease; Effect of Amendment.    The Existing Lease, as amended by this Amendment, is hereby ratified and confirmed, and each and every provision, covenant, condition, obligation, right and power contained in and under, or existing in connection with, the Existing Lease, as amended by this Amendment, shall continue in full force and effect. This Amendment is not intended to, and shall not be construed to, effect a novation, and, except as expressly provided in this Amendment, the Existing Lease has not been modified, amended, canceled, terminated, surrendered, superseded or otherwise rendered of no force and effect. Landlord and Tenant each acknowledge and agree that the Existing Lease, as amended by this Amendment, is enforceable against them in accordance with its terms. The Existing Lease and this Amendment shall be construed together as a single instrument.

5.Brokerage Commissions. Tenant represents to Landlord that, other than Cassidy Turley and CBRE, (i) Tenant has not dealt with any real estate broker, salesperson or finder in connection with this Amendment, (ii) no real estate broker, salesperson or finder initiated or participated in the negotiation of this Amendment, and
(iii) no real estate broker, salesperson of finder is entitled to any commission in connection herewith. Tenant hereby agrees to indemnify, defend and hold Landlord and its employees harmless from and against any and all liabilities, claims, demands, actions, damages, costs and expenses (including attorneys’ fees) arising from any claims of any kind which arises out of or is in any way connected with the breach of the foregoing representation(s).

6.Successors and Assigns. This Amendment shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

7.Counterparts.    This Amendment may be executed in a number of identical counterparts, each of which for all purposes shall be deemed to be an original, and all of which shall collectively constitute but one agreement, fully binding upon, and enforceable against, the parties hereto.

[No further text on this page. The signature page follows.]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have duly executed this Amendment, as of the day and year first written above.

LANDLORD:

BIXBY TECHNOLOGY CENTER, LLC,
a Delaware limited liability company

By: BIT Investment Thirty-Nine, LLC,
a Maryland limited liability company, Its sole member

By:	/s/ William K. Mihm

Printed Name:	William K. Mihm
Title: Vice President/Assistant Secretary

TENANT:

TIVO INC.,
a Delaware corporation

By: /s/ Pavel Kovar
Name: Pavel Kovar
Title: Chief Accounting Officer

Amendment Signature Page